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                                                                   EXHIBIT 23.7


                  CONSENT OF FINANCIAL ADVISORS

                     OPPENHEIMER & CO., INC.





Board of Directors
Strategic Diagnostics Inc.


     We hereby consent to the inclusion of our opinion as Appendix C to the Joint Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of EnSys Environmental Products, Inc. and to the references to our firm as financial advisor of Strategic Diagnostics Inc. and to the summary of our opinion contained in said Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                   OPPENHEIMER & CO., INC.


                                   By: /s/   Steve McGrath
                                      ---------------------------------
                                   Title: Executive Vice-President
                                         ------------------------------



December 6, 1996